Exhibit 99.1
News Release

Worldwide Press Office: Tel: 312.997.8640
UAL Corporation Reports Second Quarter 2009 Results
United Continues to Improve Quality, Reduce Costs and Build Liquidity
— $323 Million 2Q09 Net Loss ex. Non-Cash Hedge Gains and Other Charges; $28 Million GAAP Net Profit —
— Consolidated 2Q09 PRASM Down 17.2% vs. 2Q08 —
— Mainline Non-Fuel CASM ex. Charges Down 1.2% vs. 2Q08; GAAP CASM Down 50.2% —
— Improved Full Year 2009 Outlook for Non-Fuel Costs by an Additional $150 Million —
— Announced an Additional 7% International Capacity Reduction for the Last Four Months of 2009 —
— Improved Liquidity; Closed the Quarter with $2.6 Billion in Unrestricted Cash —
— Raised an Additional $155 Million in Liquidity Early in 3Q09 —
— DOT Approved Continental’s Application to Join Immunized Alliance with United and Other Star Members —
CHICAGO, July 21, 2009 — UAL Corporation (Nasdaq: UAUA), the holding company whose primary subsidiary is United Airlines, reported results for the second quarter ended June 30, 2009. The company:
•	Reported a second quarter net loss of $323 million or $2.23 per basic share excluding non-cash, net mark-to-market hedge gains and certain accounting charges outlined in note 6 of the attached statement of consolidated operations. The company reported a GAAP net profit of $28 million or $0.19 per diluted share, including these items.
•	Reported a year-over-year 17.2% decline in second quarter consolidated passenger unit revenue per available seat mile (PRASM).
•	Continued to control costs with mainline non-fuel unit cost per available seat mile (CASM) for the quarter down 1.2% year-over-year, excluding certain accounting charges and despite a reduction in mainline capacity of 10.8% year-over-year. Mainline CASM, including fuel and excluding non-cash, net mark-to-market fuel hedge gains, impairments and certain accounting charges, was down 20.4% year-over-year. GAAP mainline CASM, including these items, was down 50.2%.
•	Improved its full year outlook for mainline non-fuel CASM, excluding profit sharing and certain accounting charges, to down 0.5% to up 0.5% year-over-year. This reflects a $150 million increase in full year savings, bringing the full year cost reduction to $300 million compared to the company’s initial 2009 non-fuel CASM outlook provided on Jan. 21, 2009. The company also reduced planned capital expenditures to $300 million, a reduction of $150 million from the $450 million the company originally planned for 2009.
•	Announced an additional international capacity reduction of 7% for the last four months of 2009.
•	Closed the quarter with total cash of $2.8 billion, unrestricted cash of $2.6 billion, and restricted cash of $281 million. In addition, fuel hedge collateral was $185 million.
•	Raised approximately $155 million in additional cash early in the third quarter through a spare parts financing transaction.
•	Ranked No. 1 year-to-date through May in on-time performance among the five major U.S. network carriers. To date, the company has paid $430 per person in on-time incentive payments to each of more than 40,000 front-line employees, or more than $18 million in total, under its new on-time incentive program.
•	Received approval from the U.S. Department of Transportation (DOT) for Continental Airlines to join the existing antitrust-immunized alliance including United and eight other Star Alliance member carriers.
The United Building, 77 West Wacker Drive, Chicago, Illinois 60601

News Release

“This is a resilient industry, and we are a resilient company,” said Glenn Tilton, UAL Corporation chairman, president and CEO. “While there is much outside our control — including the state of the economy and the price of oil — we are focused and executing against those things we can control. We’re running a good airline, with industry-leading cost control and best-in-class operational performance.”
Weak Global Economy Continues To Affect Revenues
For the quarter, consolidated PRASM declined 17.2%, consolidated yield declined 16.8% and consolidated load factor declined 0.4 points year-over-year. Growth in certain ancillary revenues, including bag fees and ticket change fees, improved consolidated PRASM by 1.5 percentage points year-over-year.

	2Q 2009	Passenger
	Passenger	Revenue %	PRASM %	ASM[1] %
	Revenue	Increase /	Increase /	Increase /
Geographic Area	(millions)	(Decrease)	(Decrease)	(Decrease)

Domestic	$1,788	(26.0%)	(14.7%)	(13.2%)

Pacific	518	(37.7%)	(28.9%)	(12.4%)
Atlantic	563	(22.0%)	(22.5%)	0.6%
Latin America	72	(45.4%)	(34.1%)	(17.2%)

International	$1,153	(31.6%)	(25.9%)	(7.7%)

Mainline	$2,941	(28.3%)	(19.5%)	(10.8%)

Regional Affiliates	749	(6.0%)	(12.2%)	7.1%

Consolidated	$3,690	(24.6%)	(17.2%)	(9.0%)

[1]	ASM: Available Seat Miles
Cargo revenue for the quarter decreased 49% year-over-year as a result of lower demand, softer yields, lower fuel surcharges and reduced international capacity. United’s significant presence in the Pacific export markets, which have been particularly impacted by the weakness in the global economy, continues to disproportionately affect its cargo revenue.
Continued Strong Cost Performance
Total consolidated expense, including fuel, was down more than $1.5 billion year-over-year in the second quarter, excluding non-cash, net mark-to-market hedge gains, impairment charges and certain accounting charges. Consolidated expense, excluding fuel, impairments and certain accounting charges, was down $288 million or 8.9%, as the company continued its efforts to successfully reduce costs as capacity declined. Total GAAP consolidated expense including these items was down $4.2 billion for the quarter, reflecting lower fuel costs, decreased capacity and impairment charges that were recorded last year.
Mainline CASM, excluding fuel and certain accounting charges, decreased 1.2% in the second quarter, despite a 10.8% decline in mainline capacity. This CASM reduction is about 1.5 percentage points better than the guidance provided by the company in June. Since January, the company has reduced its projected full year mainline non-fuel costs by about $300 million.
Consolidated CASM, excluding fuel and certain accounting charges, increased only 0.1%, despite a 9.0% decline in consolidated capacity. GAAP mainline and consolidated CASM, including these items, were down 50.2% and 46.7% respectively, compared to the year-ago quarter, reflecting the impact of lower fuel prices and impairment charges that were recorded last year.
The United Building, 77 West Wacker Drive, Chicago, Illinois 60601

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Fuel Hedge Collateral Returns Offset Cash Hedge Losses
The company recorded $252 million in cash losses on fuel hedges that settled in the quarter. In addition, the company also recorded non-cash, net mark-to-market gains on its fuel hedges of $440 million. The cash losses on the contracts that settled during the quarter were offset by $385 million in cash collateral that was returned during the quarter. The table below details hedge impacts for the quarter:

	Three Months Ending June 30, 2009
	(in millions)
		Included in
	Included in Fuel	Non-Operating
Fuel Hedge Impacts	Expense	Expense	Total
Non-Cash Net Mark-to-Market Gain	$305	$135	$440
Cash Net Loss on Settled Contracts	(157)	(95)	(252)

Total Recorded Net Gain	$148	$40	$188

Return of Hedge Collateral			$385
The company continues to systematically add to its fuel hedge portfolio using call options and swaps on crude oil, heating oil and jet fuel. For the second half of 2009, the company has hedged 64% of its estimated consolidated fuel requirements. Of this 64%, approximately 48% is hedged using call and swap options at a crude equivalent cap of $65 per barrel. The remaining 16% uses a variety of hedge structures (Collars, 3-way collars and 4-way collars) entered into last year. For 2010, the company has hedged 11% of its estimated consolidated fuel requirements using call options at an average crude equivalent price of $73 per barrel and swaps at an average crude equivalent price of $75 per barrel.
United Improves Liquidity
The company ended the quarter with a total cash balance of $2.8 billion, an unrestricted cash balance of $2.6 billion and restricted cash of $281 million. The company also had $185 million in cash deposits held by its fuel hedge counterparties.
During the second quarter, the company generated $396 million of positive operating cash flow and $305 million of positive free cash flow, defined as operating cash flow less capital expenditures. The company had scheduled debt and net capital lease payments of $212 million during the quarter and non-aircraft capital expenditures of $91 million.
“We are taking aggressive actions to position United for recovery, including reducing our international capacity by an additional 7 percent later this year, implementing industry-leading unit cost reductions, and bolstering our liquidity,” said Kathryn Mikells, United senior vice president and chief financial officer. “We have more than $1 billion in unencumbered assets, and a proven track record of leveraging those assets to raise capital.”
No. 1 Year-to-Date May On-Time Performance Ranking — Customer Satisfaction Improves
United ranked first among the five U.S. network carriers in year-to-date May 2009 on-time performance. According to DOT statistics, 80% of United flights arrived within 14 minutes of their scheduled arrival time, representing a considerable improvement from last year.
The company also continues to improve its key customer satisfaction measure among its best customers, with a significant improvement for the third consecutive quarter. Improvements were achieved across the travel experience, including aircraft cleanliness, seat and entertainment product workability, and employee courtesy.
The United Building, 77 West Wacker Drive, Chicago, Illinois 60601

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Business Highlights
•	United completed conversion of all of its B767s to its new international premium class configuration. United has also completed converting 18 of 24 aircraft in its B747 fleet, with the remaining B747s scheduled to be completed by October 2009. The company will begin the conversion of its B777s in February 2010.
•	United is rolling out Premier Line at 50 additional airport locations. Premier Line offers customers the ability to purchase priority access to specifically reserved lines at check-in, security (where available) and boarding.
2009 Outlook
In an effort to better match supply with demand, the company will further reduce international capacity by 7% in the last four months of 2009. Despite these capacity reductions, the company expects mainline CASM, excluding fuel, profit sharing and certain accounting charges, for the full year 2009 to be down 0.5% to up 0.5% year-over-year, an improvement of $150 million compared to the company’s April guidance, and a full $300 million compared to the company’s January guidance.
The company expects scheduled debt and capital lease payments of $460 million for the remainder of 2009. Complete details on United’s outlook can be found in the Investor Update, attached hereto as Exhibit 99.2.
Questions & Answers
Additional information can be found in the Q&A section of this release, beginning on page 8.
About United
United Airlines (Nasdaq: UAUA) operates approximately over 3,300* flights a day on United and United Express to more than 200 U.S. domestic and international destinations from its hubs in Los Angeles, San Francisco, Denver, Chicago and Washington, D.C. With key global air rights in the Asia-Pacific region, Europe and Latin America, United is one of the largest international carriers based in the United States. United also is a founding member of Star Alliance, which provides connections for our customers to 916 destinations in 160 countries worldwide. United’s 48,000 employees reside in every U.S. state and in many countries around the world. News releases and other information about United can be found at the company’s Web site at united.com.

*	Based on United’s forward-looking flight schedule for July 2009 to June 2010
The United Building, 77 West Wacker Drive, Chicago, Illinois 60601

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements contained in or incorporated by reference in this press release are forward-looking and thus reflect United Air Lines, Inc.’s (referred to herein as “United”) and UAL Corporation’s (referred to herein as “UAL”) current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to United’s and UAL’s operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements contained or incorporated by reference in this Press Release are based upon information available to us on the date such statements are made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise. United’s and UAL’s actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our amended credit facility and other financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans; our ability to control our costs, including realizing benefits from our resource optimization efforts and cost reduction initiatives; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; the demand for travel and the impact the economic recession has on customer travel patterns; the increasing reliance on enhanced video-conferencing and other technology as a means of conducting virtual meetings; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aviation fuel and refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aviation fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aviation and other insurance; the costs associated with security measures and practices; industry consolidation; competitive pressures on pricing and on demand; capacity decisions of United and/or our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements); labor costs, our ability to maintain satisfactory labor relations and the results of the collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; and other risks and uncertainties, including those set forth under the caption “Risk Factors” in Item 1A. of the 2008 Annual Report, as well as other risks and uncertainties set forth from time to time in the reports we file with the Securities Exchange Commission. Consequently, forward-looking statements should not be regarded as representations or warranties by United or UAL that such matters will be realized.
# # #
The United Building, 77 West Wacker Drive, Chicago, Illinois 60601

UAL CORPORATION AND SUBSIDIARY COMPANIES
STATEMENTS OF CONSOLIDATED OPERATIONS (UNAUDITED)
(In millions, except per share amounts)

	Three Months Ended		%
	June 30,		Increase/
(In accordance with GAAP)	2009	2008	(Decrease)
		As Adjusted
		(Note 2)
Operating revenues:
Passenger — United Airlines	$2,941	$4,099	(28.3)
Passenger — Regional Affiliates	749	797	(6.0)
Cargo	121	237	(48.9)
Other operating revenues	207	238	(13.0)

	4,018	5,371	(25.2)

Operating expenses:
Salaries and related costs (Note 6)	963	1,179	(18.3)
Regional affiliates (a)	708	847	(16.4)
Aircraft fuel (Notes 4 and 6)	665	1,848	(64.0)
Purchased services	286	371	(22.9)
Aircraft maintenance materials and outside repairs	240	295	(18.6)
Landing fees and other rent	229	199	15.1
Depreciation and amortization (Note 6)	222	216	2.8
Distribution expenses	139	193	(28.0)
Aircraft rent	89	100	(11.0)
Goodwill impairment (Note 6)	—	2,277	(100.0)
Other impairments and special items (Note 6)	88	223	(60.5)
Cost of third party sales	60	65	(7.7)
Other operating expenses	222	252	(11.9)

	3,911	8,065	(51.5)

Earnings (loss) from operations	107	(2,694)	—

Other income (expense):
Interest expense	(135)	(137)	(1.5)
Interest income	5	28	(82.1)
Interest capitalized	2	5	(60.0)
Miscellaneous, net (Note 6)	35	28	25.0

	(93)	(76)	22.4

Earnings (loss) before income taxes and equity in earnings of affiliates	14	(2,770)	—
Income tax benefit (Note 6)	(13)	(29)	(55.2)

Earnings (loss) before equity in earnings of affiliates	27	(2,741)	—
Equity in earnings of affiliates, net of tax	1	1	—

Net income (loss)	$28	$(2,740)	—

Earnings (loss) per share, basic and diluted	$0.19	$(21.57)

Weighted average shares, basic and diluted	145.1	127.1
See accompanying notes.

(a)	Regional affiliates expense includes regional aircraft rent expense. See Note 3 for more information.

UAL CORPORATION AND SUBSIDIARY COMPANIES
STATEMENTS OF CONSOLIDATED OPERATIONS (UNAUDITED)
(In millions, except per share amounts)

	Six Months Ended		%
	June 30,		Increase/
(In accordance with GAAP)	2009	2008	(Decrease)
		As Adjusted
		(Note 2)
Operating revenues:
Passenger — United Airlines	$5,642	$7,644	(26.2)
Passenger — Regional Affiliates	1,408	1,512	(6.9)
Cargo	245	455	(46.2)
Other operating revenues	414	471	(12.1)

	7,709	10,082	(23.5)

Operating expenses:
Salaries and related costs (Note 6)	1,884	2,225	(15.3)
Aircraft fuel (Notes 4 and 6)	1,464	3,423	(57.2)
Regional affiliates (a)	1,379	1,626	(15.2)
Purchased services (Note 6)	573	720	(20.4)
Aircraft maintenance materials and outside repairs	465	612	(24.0)
Depreciation and amortization (Note 6)	455	436	4.4
Landing fees and other rent	450	429	4.9
Distribution expenses	257	377	(31.8)
Goodwill impairment (Note 6)	—	2,277	(100.0)
Other impairments and special items (Note 6)	207	223	(7.2)
Aircraft rent	177	199	(11.1)
Cost of third party sales	113	129	(12.4)
Other operating expenses (Note 6)	460	541	(15.0)

	7,884	13,217	(40.3)

Loss from operations	(175)	(3,135)	(94.4)

Other income (expense):
Interest expense	(269)	(284)	(5.3)
Interest income	12	76	(84.2)
Interest capitalized	5	10	(50.0)
Miscellaneous, net (Note 6)	29	9	222.2

	(223)	(189)	18.0

Loss before income taxes and equity in earnings of affiliates	(398)	(3,324)	(88.0)
Income tax benefit (Note 6)	(42)	(32)	31.3

Loss before equity in earnings of affiliates	(356)	(3,292)	(89.2)
Equity in earnings of affiliates, net of tax	2	3	(33.3)

Net loss	$(354)	$(3,289)	(89.2)

Loss per share, basic and diluted	$(2.44)	$(26.52)

Weighted average shares, basic and diluted	144.9	124.1
See accompanying notes.

(a)	Regional affiliates expense includes regional aircraft rent expense. See Note 3 for more information.

News Release

Questions & Answers
Q1:	What drove the decline in unit revenues in the quarter?

A1:	The global economic downturn has affected all industries, and the airline sector is no different. In the second quarter, our revenue results exceeded previously issued guidance, as we saw some strength for peak summer travel; however these revenues are still significantly below last year’s. Revenues for the quarter were impacted by the drop in business and premium traffic, particularly internationally, where unit revenues declined 25.9% year-over-year compared to a domestic decline of 12.5%. International premium traffic was down 24.0% year-over-year in the second quarter.

Q2:	Did the DOT require modifications to Continental’s application for antitrust immunity with United and the other Star Alliance members?

A2:	While the Department of Justice raised some objections to the application, the DOT reviewed those in conjunction with the response of the joint applicants and made only minor adjustments. The DOT approved the carriers’ request for global antitrust immunity, outlining certain limitations on the immunity or “carveouts” that affect four transatlantic routes, four routes between the United States and Canada, and all routes between the United States and Beijing. The DOT also provided a clear process to reverse these carveouts under certain circumstances, such as the entry of a new competitor.

Q3:	How have United’s efforts to generate ancillary revenue performed year-over-year?

A3:	United has been a leader in the industry’s move toward unbundling and the generation of new ancillary revenue streams through our Travel Options by Unitedsm program that offers a number of new, innovative products that provide customers with the choice to purchase products and services that offer added comfort, convenience and rewards. Ancillary revenue from these options and other fees have increased to a total of $276 million in the second quarter. These revenues consist of Travel Options products such as Economy Plus upsell, Premier Line and Award Accelerator, as well as ticket change fees and first and second bag fees. On a per passenger basis, ancillary revenues and fees have increased by almost 40% this quarter to approximately $13 per passenger.

Q4:	Which fees and ancillary revenues does United include in passenger revenue and which are included in other revenue? What impact did fees and ancillary revenues have in the quarter?

A4:	There is no consistent industry practice among airlines regarding the recording and classification of ancillary and other revenues. Some ancillary revenue products, such as premium seat upsell revenues, are consistently recorded by most airlines as passenger revenue. Certain other ancillary revenue products, such as first and second bag fees and ticketing and change fees, are classified by some other carriers in other revenue. For United, first and second bag fees and ticketing and change fees are recorded in passenger revenue. Increases in these fees resulted in a 1.5 percentage point improvement in consolidated PRASM year-over-year.
The United Building, 77 West Wacker Drive, Chicago, Illinois 60601

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Q5:	What is the status of United’s fleet modernization program?

A5:	We have received responses to our request for proposals for the replacement of our widebody and B757 fleet from Airbus, Boeing and various engine manufacturers. We are currently in the process of evaluating their proposals. As we are still very early in the process, it is too early to speculate as to the likely outcome of the discussions with manufacturers.

Q6:	Can you provide additional commentary on line items in the income statement where there were significant year-over-year changes in non-fuel cost?

A6:	Total non-fuel operating expenses declined by $288 million year-over-year in the second quarter excluding certain accounting charges, or 8.9%, as the company continued its efforts to reduce costs as capacity declined.
Excluding the $105 million impact from special items, salaries decreased $111 million as a result of capacity reductions combined with the previously announced reductions in management and staff personnel.
Aircraft maintenance materials and outside repairs decreased $55 million, or 18.6%, as we continue to realize benefits from the elimination of the B737 fleet and the continued focus on reducing maintenance costs.
Distribution expenses decreased $54 million, or 28.0%. While the decrease in revenue was the primary driver of savings, we continue to successfully execute on our distribution cost savings efforts.
Excluding the $3 million impact from special items, purchased services and other operating expenses decreased by a combined $118 million or 18.8% reflecting our continued focus on reducing costs in this challenging environment.
Landing fees and other rents partially offset the above mentioned decreases in cost by an increase of $30 million, or 15.1%. This is largely attributable to credits received in the second quarter of 2008 that were not received in 2009.
Q7:	What agreements do you have in place with your major credit card processors related to reserve requirements?

A7:	As a result of our solid $2.6 billion unrestricted liquidity balance, we are not required to post any incremental reserves under our existing agreements with our major credit card processors. In addition, we have already posted non-cash collateral with our largest credit card processor that should cover any reserves in the event that they might otherwise be required through early next year. In the case of our other major processor, we have the flexibility to use non-cash collateral in the event a reserve may be required in the future. Please refer to pages 16 and 17 of our 2008 10-K for additional information on these two agreements.
The United Building, 77 West Wacker Drive, Chicago, Illinois 60601

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Q8:	What is the composition of your $1.1 billion in unencumbered assets?

A8:	As of July 21, 2009, the company has $1.1 billion in unencumbered assets, consisting of approximately $0.6 billion in aircraft and engines and $0.5 billion in other assets.

Q9:	United has adjusted 2008 interest expense. What was the driver behind this adjustment?

A9:	The FASB issued accounting guidance in May 2008 that is effective for fiscal years beginning after Dec. 15, 2008 (referred to as FSP APB 14-1). This new guidance primarily relates to convertible debt that includes a cash settlement option and requires retrospective application to prior period financial statements to the extent the debt was outstanding in those periods. The primary effect of FSP APB 14-1 is to require the company to record a debt discount equal to the difference between the issuance date fair value of the debt without the conversion option and the proceeds received upon debt issuance. The debt discount amortization results in incremental non-cash interest expense in 2006 through 2011. This change increased second quarter 2008 interest expense by $11 million, and increased second quarter 2009 interest expense by $13 million. For the full year, the adjustment increases 2008 interest expense by $48 million and 2009 interest expense by $55 million. All incremental interest expense impacts resulting from FSP APB 14-1 are non-cash charges and have no impact on United’s financial covenant calculations.

Q10:	Does the company expect to record income tax provisions or credits in 2009?

A10:	Due to the application of accounting guidance issued by FASB for fiscal years beginning after Dec. 15, 2008 (referred to as FAS 141R), which changes the accounting treatment related to tax provisions in purchase accounting, the company expects to offset, through net income, future tax provisions or credits with changes to the valuation allowance. As a result of this treatment, the company expects to record a net zero tax rate, even in periods of profit, until such time as the valuation allowance is consumed or reversed. There may, from time to time, be modest impacts to income tax as a result of special or unusual charges or as a result of items impacting Other Comprehensive Income. As a result of the company’s significant Net Operating Loss balance, the company carries a $3.0 billion valuation allowance as of June 30, 2009.
The United Building, 77 West Wacker Drive, Chicago, Illinois 60601

UAL CORPORATION AND SUBSIDIARY COMPANIES
CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS (UNAUDITED)
(In millions)

	Three Months Ended		%	Six Months Ended		%
	June 30,		Increase/	June 30,		Increase/
(In accordance with GAAP)	2009	2008	(Decrease)	2009	2008	(Decrease)

Cash flows provided by operating activities (a)	$396	$217	82.5	$822	$137	500.0

Cash flows provided (used) by investing activities:
Net sales of short-term investments	—	486	(100.0)	—	2,295	(100.0)
Additions to property, equipment and deferred software	(91)	(148)	(38.5)	(170)	(267)	(36.3)
Decrease in restricted cash	3	73	(95.9)	20	101	(80.2)
Proceeds from asset sale-leaseback	—	—	—	94	—	—
Proceeds from litigation on advance deposits	—	41	(100.0)	—	41	(100.0)
Proceeds from the sale of property and equipment	13	14	(7.1)	46	14	228.6
Other, net	1	6	(83.3)	1	13	(92.3)

	(74)	472	—	(9)	2,197	—

Cash flows provided (used) by financing activities:
Repayment of Credit Facility	—	—	—	(9)	(9)	—
Repayment of other debt	(157)	(169)	(7.1)	(386)	(351)	10.0
Special distribution to common shareholders	—	—	—	—	(251)	(100.0)
Principal payments under capital leases	(55)	(188)	(70.7)	(103)	(200)	(48.5)
Decrease in capital lease deposits	—	154	(100.0)	22	154	(85.7)
Increase in deferred financing costs	(1)	(109)	(99.1)	(4)	(111)	(96.4)
Proceeds from issuance of long-term debt	—	84	(100.0)	134	84	59.5
Proceeds from the issuance of common stock	—	—	—	63	—	—
Other, net	—	—	—	(3)	(10)	(70.0)

	(213)	(228)	(6.6)	(286)	(694)	(58.8)

Increase in cash and cash equivalents during the period	109	461	(76.4)	527	1,640	(67.9)
Cash and cash equivalents at beginning of the period	2,457	2,438	0.8	2,039	1,259	62.0

Cash and cash equivalents at end of the period	$2,566	$2,899	(11.5)	$2,566	$2,899	(11.5)

Reconciliation of cash and cash equivalents to total cash and cash equivalents and restricted cash:

	As of		%
	June 30,		Increase/
	2009	2008	(Decrease)

Cash and cash equivalents	$2,566	$2,899	(11.5)
Restricted cash (b)	281	655	(57.1)

Total cash and cash equivalents and restricted cash (b)	$2,847	$3,554	(19.9)

(a)	See Note 6[h] for the Company’s computation of free cash flow.

(b)	Restricted cash decreased significantly since June 30, 2008 due to the posting of letters of credit for workers’ compensation obligations and an amendment of the Company’s largest credit card processing agreement with respect to credit card ticket sales reserves.

CONSOLIDATED NOTES (UNAUDITED)
(1)	UAL Corporation (“UAL” or the “Company”) is a holding company whose principal subsidiary is United Air Lines, Inc. (“United”).

(2)	On January 1, 2009, the Company adopted FASB Staff Position APB 14-1: Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) (“FSP APB 14-1”). FSP APB 14-1 requires the issuer of certain convertible debt instruments that may be settled in cash (or other assets) on conversion to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate resulting in additional non-cash interest expense. FSP APB 14-1 requires retrospective application. The Company has two debt instruments with a combined principal amount of approximately $875 million that are impacted by FSP 14-1. The following financial statement line items for the three and six months ended June 30, 2008 were affected by the adoption of this new accounting standard:

	Three Months Ended June 30, 2008			Six Months Ended June 30, 2008
(In millions, except per share)	As Reported	As Adjusted	Effect of Change	As Reported	As Adjusted	Effect of Change
Interest expense	$(126)	$(137)	$(11)	$(261)	$(284)	$(23)
Nonoperating expense	(65)	(76)	(11)	(166)	(189)	(23)
Loss before income taxes and equity in earnings of affiliates	(2,759)	(2,770)	(11)	(3,301)	(3,324)	(23)
Net loss	(2,729)	(2,740)	(11)	(3,266)	(3,289)	(23)
Loss per share, basic and diluted	(21.47)	(21.57)	(0.10)	(26.33)	(26.52)	(0.19)
In addition, the Company adopted FASB Staff Position No. EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities (“EITF 03-6-1”) effective January 1, 2009, which also requires retrospective application. EITF 03-6-1 clarifies that instruments granted in share-based payment transactions that are considered to be participating securities prior to vesting should be included in the earnings allocation under the two-class method of calculating earnings per share. The Company determined that its previously granted restricted shares are participating securities because the restricted shares participate in dividends. However, the impact of these shares was not included in the common shareholder basic loss per share computation in the 2009 or 2008 periods which had net losses.

(3)	United has contractual relationships with various regional carriers to provide regional jet and turboprop service branded as United Express. Under these agreements, United pays the regional carriers contractually agreed fees for crew expenses, maintenance expenses and other costs of operating these flights. These costs include aircraft rents of $109 million and $103 million for the three months ended June 30, 2009 and 2008, respectively, and $216 million and $207 million for the six months ended June 30, 2009 and 2008, respectively, which are included in regional affiliate expense in our Statements of Consolidated Operations.

(4)	UAL’s results of operations include aircraft fuel expense for both United mainline jet operations and regional affiliates. Aircraft fuel expense incurred as a result of the Company’s regional affiliates’ operations is reflected in Regional affiliates operating expense. In accordance with UAL’s agreement with its regional affiliates, these costs are incurred by the Company. Fuel hedging gains or losses are not allocated to Regional affiliates fuel expense.

	Year-Over-Year Impact of Fuel Expense
	United Mainline and Regional Affiliate Operations
	Three Months Ended			Six Months Ended
	June 30,		%	June 30,		%
(In millions, except per gallon)	2009	2008	Change	2009	2008	Change
Total mainline fuel expense	$665	$1,848	(64.0)	$1,464	$3,423	(57.2)
Exclude impact of non-cash, net mark-to-market (“MTM”) gains	305	187	63.1	496	217	128.6

Mainline fuel expense excluding MTM gains	970	2,035	(52.3)	1,960	3,640	(46.2)
Add: Regional affiliates fuel expense	178	355	(49.9)	342	633	(46.0)

Consolidated fuel expense excluding MTM gains	1,148	2,390	(52.0)	2,302	4,273	(46.1)
Exclude impact of fuel hedge settlements	(157)	51	—	(399)	63	—

Consolidated fuel expense excluding hedge impacts (a)	991	2,441	(59.4)	1,903	4,336	(56.1)

Less: net adjustment to arrive at cash fuel expense (b)	(22)	(40)	(45.0)	(30)	(49)	(38.8)

Cash fuel expense (a)	$969	$2,401	(59.6)	$1,873	$4,287	(56.3)

Mainline fuel consumption (gallons)	499	571	(12.6)	969	1,127	(14.0)
Mainline average jet fuel price per gallon (in cents)	133.3	323.6	(58.8)	151.1	303.7	(50.2)
Mainline average jet fuel price per gallon excluding impact of non-cash MTM gains (in cents)	194.4	356.4	(45.5)	202.3	323.0	(37.4)

Regional affiliates fuel consumption (gallons)	97	94	3.2	189	186	1.6
Regional affiliates average jet fuel price per gallon (in cents)	183.5	377.7	(51.4)	181.0	340.3	(46.8)

(a)	See Note 6 for further information related to fuel hedging and non-GAAP measures.

(b)	Net adjustment for cash paid for fuel hedge settlements during the period and related collateral returned during the period. Collateral amounts include only the collateral change associated with contract settlements.

(5)	The table below sets forth certain operating statistics by geographic region and the Company’s mainline, regional affiliates and consolidated operations:
(% change from prior year)

						Regional
Three Months Ended June 30, 2009	Domestic	Pacific	Atlantic	Latin	Mainline	Affiliates	Consolidated
Passenger revenues	(26.0)	(37.7)	(22.0)	(45.4)	(28.3)	(6.0)	(24.6)
ASM	(13.2)	(12.4)	0.6	(17.2)	(10.8)	7.1	(9.0)
RPM	(12.2)	(16.0)	(1.2)	(25.4)	(11.6)	10.7	(9.5)
PRASM	(14.7)	(28.9)	(22.5)	(34.1)	(19.5)	(12.2)	(17.2)
Yield (a)	(18.6)	(21.3)	(17.2)	(20.2)	(18.9)	(15.1)	(16.8)
Load factor (points)	1.0	(3.3)	(1.5)	(8.0)	(0.7)	2.6	(0.4)

						Regional
Six Months Ended June 30, 2009	Domestic	Pacific	Atlantic	Latin	Mainline	Affiliates	Consolidated
Passenger revenues	(23.9)	(34.0)	(21.4)	(38.7)	(26.2)	(6.9)	(23.0)
ASM	(13.0)	(14.4)	(3.7)	(16.9)	(12.0)	6.1	(10.1)
RPM	(12.2)	(18.9)	(6.9)	(22.9)	(13.3)	7.8	(11.2)
PRASM	(12.5)	(22.9)	(18.4)	(26.3)	(16.1)	(12.2)	(14.4)
Yield (a)	(16.6)	(13.5)	(11.5)	(14.0)	(14.9)	(13.6)	(13.3)
Load factor (points)	0.7	(4.1)	(2.6)	(5.8)	(1.2)	1.1	(1.0)

(a)	Yields for geographic regions exclude charter revenue, industry reduced fares, passenger charges and related revenue passenger miles.

CONSOLIDATED NOTES (UNAUDITED)
(6)	The Company incurred special operating charges related to aircraft lease terminations during the three and six months ended June 30, 2009. In addition, the Company recorded unusual and/or infrequent items related to severance, employee benefits and depreciation and amortization, as noted below. Collectively, these charges are identified as “special items and other charges” in the Regulation G reconciliations below. The Company also adjusts certain of its financial statement items and measures of financial performance to primarily present the impacts of its fuel hedging on an “economic” basis. Items calculated on an “economic” basis consist of gains or losses for derivative instruments that settled in the current accounting period, but were recognized in a prior period in GAAP results, and changes in market value for derivatives that will be settled in a future period. These charges are identified as “non-cash, net mark-to-market gains (losses)” in the Regulation G reconciliations below. These special items and other charges and non-cash, net mark-to-market adjustments are as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In millions)	2009	2008	2009	2008	Income Statement Classification
Goodwill impairment	$—	$2,277	$—	$2,277	Goodwill impairment

Intangible asset impairments	40	80	150	80
Aircraft and deposit impairments	—	143	—	143

Other impairments	40	223	150	223
LAX municipal bond secured interest	27	— (a)	27	—
Lease termination and special items	21	—	30	—

Total other impairments and special items	88	223	207	223	Other impairments and special items

Severance	6	82	1	82	Salaries and related costs
Employee benefit charges	(1)	28 (b)	(33)	34	Salaries and related costs
Litigation-related settlement gain	—	(29)	—	(29)	Other operating expenses
Purchased services charges	—	26 (c)	—	26	Purchased services
Accelerated depreciation related to aircraft groundings	10	2	32	2	Depreciation and amortization

Total other charges	15	109	—	115

Total impairments, special items and other charges	$103	$2,609	$207	$2,615

Operating non-cash, net mark-to-market gains	(305)	(187)	(496)	(217)	Aircraft fuel

Total operating impact	$(202)	$2,422	$(289)	$2,398

Non-operating non-cash, net mark-to-market gains	(135)	(21)	(207)	(21)	Miscellaneous, net

Pre-tax impairments and other charges	(337)	2,401	(496)	2,377
Income tax benefit on impairments and other charges	(14)	(29)	(52)	(29)	Income tax benefit

Impairments and other charges, net of tax	$(351)	$2,372	$(548)	$2,348

Total fuel hedge adjustment	$(440)	$(208)	$(703)	$(238)

(a)	Amount relates to a pending legal matter that remains unresolved since the Company’s emergence from bankruptcy in 2006.

(b)	Amount relates to additional charges to adjust certain employee benefit obligations.

(c)	Amount relates to expense for certain projects and transactions that have been terminated or indefinitely postponed by the Company.

Pursuant to SEC Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis. The Company believes that excluding fuel costs from certain measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence. The Company also believes that adjusting for special items, and other items unusual or infrequent in nature, is useful to investors because they are non-recurring items not indicative of the Company’s on-going performance. The Company does not apply cash flow hedge accounting. The Company believes that the net fuel hedge adjustments provide management and investors with a better perspective of its performance and comparison to its peers because the adjustments reflect the economic fuel cost during the periods presented and many of our peers apply SFAS 133 cash flow hedge accounting.

The tables below set forth the reconciliation of GAAP and non-GAAP financial measures for certain operating statistics that are used in determining key indicators such as adjusted passenger revenue per revenue passenger mile (“Yield”), operating revenue per available seat mile (“RASM”), operating expense per available seat mile (“CASM”), operating margin and net income (loss).

	Three Months Ended			Six Months Ended
	June 30,		%	June 30,		%
	2009	2008	Change	2009	2008	Change
[a] Yield (In millions)
Mainline
Passenger — United Airlines	$2,941	$4,099	(28.3)	$5,642	$7,644	(26.2)
Less: industry reduced fares and passenger charges	(10)	(12)	(16.7)	(19)	(22)	(13.6)

Mainline adjusted passenger revenue	$2,931	$4,087	(28.3)	$5,623	$7,622	(26.2)

Mainline revenue passenger miles	26,027	29,443	(11.6)	48,899	56,370	(13.3)
Adjusted mainline yield (in cents)	11.26	13.88	(18.9)	11.50	13.52	(14.9)

Consolidated
Consolidated passenger revenue	$3,690	$4,896	(24.6)	$7,050	$9,156	(23.0)
Less: industry reduced fares and passenger charges	(10)	(12)	(16.7)	(19)	(22)	(13.6)

Consolidated adjusted passenger revenue	$3,680	$4,884	(24.7)	$7,031	$9,134	(23.0)

Consolidated revenue passenger miles	29,501	32,581	(9.5)	55,309	62,317	(11.2)
Adjusted consolidated yield (in cents)	12.47	14.99	(16.8)	12.71	14.66	(13.3)

[b] RASM (In millions)
Mainline
Consolidated operating revenues	$4,018	$5,371	(25.2)	$7,709	$10,082	(23.5)
Less: Passenger — Regional Affiliates	(749)	(797)	(6.0)	(1,408)	(1,512)	(6.9)

Mainline operating revenues	$3,269	$4,574	(28.5)	$6,301	$8,570	(26.5)

Mainline available seat miles	31,562	35,394	(10.8)	61,553	69,922	(12.0)
Mainline RASM (in cents)	10.36	12.92	(19.8)	10.24	12.26	(16.5)

[c] CASM (In millions)
Mainline
Consolidated operating expenses	$3,911	$8,065	(51.5)	$7,884	$13,217	(40.3)
Less: Regional affiliates	(708)	(847)	(16.4)	(1,379)	(1,626)	(15.2)

Mainline operating expenses	$3,203	$7,218	(55.6)	$6,505	$11,591	(43.9)

Mainline available seat miles	31,562	35,394	(10.8)	61,553	69,922	(12.0)
Mainline CASM (in cents)	10.15	20.39	(50.2)	10.57	16.58	(36.2)

Mainline operating expenses	$3,203	$7,218	(55.6)	$6,505	$11,591	(43.9)
Add (less): impairments, special items and other charges and non-cash, net mark-to-market gains	202	(2,422)	—	289	(2,398)	—

Adjusted mainline operating expense	$3,405	$4,796	(29.0)	$6,794	$9,193	(26.1)

Adjusted mainline CASM (in cents)	10.79	13.55	(20.4)	11.04	13.15	(16.0)

Adjusted mainline operating expense	$3,405	$4,796	(29.0)	$6,794	$9,193	(26.1)
Less: mainline fuel expense (excluding non-cash, net mark-to-market gains)	(970)	(2,035)	(52.3)	(1,960)	(3,640)	(46.2)

Adjusted mainline operating expense	$2,435	$2,761	(11.8)	$4,834	$5,553	(12.9)

Adjusted mainline CASM (in cents)	7.71	7.80	(1.2)	7.85	7.94	(1.1)

CONSOLIDATED NOTES (UNAUDITED)

	Three Months Ended				Six Months Ended
	June 30,		%		June 30,		%
	2009	2008	Change		2009	2008	Change
Consolidated
Consolidated operating expenses	$3,911	$8,065	(51.5)		$7,884	$13,217	(40.3)
Add (less): impairments, special items and other charges and non-cash, net mark-to-market gains	202	(2,422)	—		289	(2,398)	—

Adjusted consolidated operating expenses	$4,113	$5,643	(27.1)		$8,173	$10,819	(24.5)

Consolidated available seat miles	35,979	39,520	(9.0)		70,052	77,929	(10.1)
Adjusted consolidated CASM (in cents)	11.43	14.28	(20.0)		11.67	13.88	(15.9)

Adjusted consolidated operating expenses	$4,113	$5,643	(27.1)		$8,173	$10,819	(24.5)
Less: consolidated fuel expense (excluding non-cash, net mark-to-market gains)	(1,148)	(2,390)	(52.0)		(2,302)	(4,273)	(46.1)

Adjusted consolidated operating expenses	$2,965	$3,253	(8.9)		$5,871	$6,546	(10.3)

Adjusted consolidated CASM (in cents)	8.24	8.23	0.1		8.38	8.40	(0.2)

[d] Operating Margin (In millions)
Consolidated operating earnings (loss)	$107	$(2,694)	—		$(175)	$(3,135)	(94.4)
Add (less): impairments, special items and other charges and non-cash, net mark-to-market gains	(202)	2,422	—		(289)	2,398	—

Adjusted operating loss	$(95)	$(272)	(65.1)		$(464)	$(737)	(37.0)

Consolidated operating revenues	$4,018	$5,371	(25.2)		$7,709	$10,082	(23.5)
Operating margin (loss) (percent)	2.7	(50.2)	52.9	pt.	(2.3)	(31.1)	28.8	pt.
Adjusted operating loss (percent)	(2.4)	(5.1)	2.7	pt.	(6.0)	(7.3)	1.3	pt.

[e] Pre-tax income (loss) (In millions)
Earnings (loss) before income taxes and equity in earnings of affiliates	$14	$(2,770)	—		$(398)	$(3,324)	(88.0)
Add (less): impairments, special items and other charges and non-cash, net mark-to-market gains	(202)	2,422	—		(289)	2,398	—
Less: non-operating fuel hedge adjustments	(135)	(21)	NM		(207)	(21)	NM

Adjusted pre-tax loss	$(323)	$(369)	(12.5)		$(894)	$(947)	(5.6)

Pre-tax margin (loss) (percent)	0.3	(51.6)	51.9	pt.	(5.2)	(33.0)	27.8	pt.
Adjusted pre-tax loss (percent)	(8.0)	(6.9)	(1.1	) pt.	(11.6)	(9.4)	(2.2)	pt.

[f] Net income (loss) (In millions)
Net income (loss)	$28	$(2,740)	—		$(354)	$(3,289)	(89.2)
Less: impairments, special items and other charges and net operating fuel hedge adjustments	(202)	2,422	—		(289)	2,398	—
Less: non-operating fuel hedge adjustments	(135)	(21)	NM		(207)	(21)	NM
Less: income tax benefit (i)	(14)	(29)	(51.7)		(52)	(29)	79.3

Adjusted net loss	$(323)	$(368)	(12.2)		$(902)	$(941)	(4.1)

[g] Income (loss) per share
Basic earnings (loss) per share — GAAP	$0.19	$(21.57)	—		$(2.44)	$(26.52)	(90.8)
Add: impairments, special operating items and other charges (ii)	0.61	20.31	(97.0)		1.06	20.84	(94.9)
Less: net fuel hedge adjustments	(3.03)	(1.64)	85.3		(4.85)	(1.92)	153.0

Basic and diluted loss per share excluding special operating items and other charges and net fuel hedge adjustments	$(2.23)	$(2.90)	(23.1)		$(6.23)	$(7.60)	(18.0)

[h] Operating cash flow (In millions)
Operating cash flow	$396	$217	82.5		$822	$137	500.0
Less: capital expenditures	(91)	(148)	(38.5)		(170)	(267)	(36.3)
Add: proceeds from litigation on advance deposits	—	41	(100.0)		—	41	(100.0)

Free cash flow	$305	$110	177.3		$652	$(89)	—

(i)	The Company’s tax benefit in the three and six months ended June 30, 2009 primarily related to impairments and special items.

(ii)	Includes related tax benefits.

UAL CORPORATION AND SUBSIDIARY COMPANIES
(Mainline and Regional Affiliates (a))

	Three Months Ended
	June 30,		%
	2009	2008	Change
Revenue passengers (In thousands)
Mainline	14,608	16,994	(14.0)
Regional affiliates	6,456	5,731	12.7

Consolidated	21,064	22,725	(7.3)

Revenue passenger miles — RPM (In millions)
Mainline	26,027	29,443	(11.6)
Regional affiliates	3,474	3,138	10.7

Consolidated	29,501	32,581	(9.5)

Available seat miles — ASM (In millions)
Mainline	31,562	35,394	(10.8)
Regional affiliates	4,417	4,126	7.1

Consolidated	35,979	39,520	(9.0)

Passenger load factor (percent)
Mainline	82.5	83.2	(0.7	) pt.
Regional affiliates	78.7	76.1	2.6	pt.
Consolidated	82.0	82.4	(0.4	) pt.

Consolidated operating breakeven passenger load factor (percent)	79.6	NM	NM

Passenger revenue per passenger mile — Yield (cents) (See Note 6[a])
Mainline adjusted	11.26	13.88	(18.9)
Regional affiliates	21.56	25.40	(15.1)
Consolidated adjusted	12.47	14.99	(16.8)

Passenger revenue per available seat mile — PRASM (cents)
Mainline	9.32	11.58	(19.5)
Regional affiliates	16.96	19.32	(12.2)
Consolidated	10.26	12.39	(17.2)

Operating revenue per available seat mile — RASM (cents) (See Note 6[b])
Mainline	10.36	12.92	(19.8)
Regional affiliates	16.96	19.32	(12.2)
Consolidated	11.17	13.59	(17.8)

Operating expense per available seat mile — CASM (cents) (See Note 6[c])
Mainline	10.15	20.39	(50.2)
Mainline excluding special items, other charges and non-cash, net mark-to-market gains	10.79	13.55	(20.4)
Mainline excluding special items, other charges, non-cash, net mark-to-market gains and fuel	7.71	7.80	(1.2)
Regional affiliates	16.03	20.53	(21.9)
Consolidated	10.87	20.41	(46.7)
Consolidated excluding special items, other charges and non-cash, net mark-to-market gains	11.43	14.28	(20.0)
Consolidated excluding special items, other charges, non-cash, net mark-to-market gains and fuel	8.24	8.23	0.1

Mainline unit earnings (loss) (in cents) (b)	0.21	(7.47)	—
Mainline unit earnings excluding special items, other charges, non-cash, net mark-to-market gains and fuel (in cents) (b)	2.65	5.12	(48.2)

Number of aircraft in operating fleet at end of period
Mainline	386	457	(15.5)
Regional affiliates	296	276	7.2

Consolidated	682	733	(7.0)

Other Statistics
Mainline average price per gallon of jet fuel (cents)	133.3	323.6	(58.8)
Mainline average price per gallon of jet fuel excluding non-cash, net mark-to-market (gains) losses (cents)	194.4	356.4	(45.5)
Mainline average full-time equivalent employees (thousands)	43.8	51.1	(14.3)
Mainline ASMs per equivalent employee — productivity (thousands)	721	693	4.0
Average stage length (in miles)
Mainline	1,451	1,395	4.0
Regional affiliates	483	462	4.5
Mainline fleet utilization (in hours and minutes)	10:53	11:09	(2.4)

(a)		Mainline includes United Air Lines, Inc. scheduled and chartered jet operations. Regional affiliates include operations from regional carriers with whom the Company has entered into capacity purchase agreements to provide jet and turboprop operations branded as United Express.

(b)		Unit earnings are calculated as RASM minus CASM.

NM	–	Not meaningful

UAL CORPORATION AND SUBSIDIARY COMPANIES
(Mainline and Regional Affiliates (a))

	Six Months Ended
	June 30,		%
	2009	2008	Change
Revenue passengers (In thousands)
Mainline	27,754	32,244	(13.9)
Regional affiliates	11,978	11,462	4.5

Consolidated	39,732	43,706	(9.1)

Revenue passenger miles — RPM (In millions)
Mainline	48,899	56,370	(13.3)
Regional affiliates	6,410	5,947	7.8

Consolidated	55,309	62,317	(11.2)

Available seat miles — ASM (In millions)
Mainline	61,553	69,922	(12.0)
Regional affiliates	8,499	8,007	6.1

Consolidated	70,052	77,929	(10.1)

Passenger load factor (percent)
Mainline	79.4	80.6	(1.2	) pt.
Regional affiliates	75.4	74.3	1.1	pt.
Consolidated	79.0	80.0	(1.0	) pt.

Consolidated operating breakeven passenger load factor (percent)	80.9	NM	NM

Passenger revenue per passenger mile — Yield (cents) (See Note 6[a])
Mainline adjusted	11.50	13.52	(14.9)
Regional affiliates	21.97	25.42	(13.6)
Consolidated adjusted	12.71	14.66	(13.3)

Passenger revenue per available seat mile — PRASM (cents)
Mainline	9.17	10.93	(16.1)
Regional affiliates	16.57	18.88	(12.2)
Consolidated	10.06	11.75	(14.4)

Operating revenue per available seat mile — RASM (cents) (See Note 6[b])
Mainline	10.24	12.26	(16.5)
Regional affiliates	16.57	18.88	(12.2)
Consolidated	11.00	12.94	(15.0)

Operating expense per available seat mile — CASM (cents) (See Note 6[c])
Mainline	10.57	16.58	(36.2)
Mainline excluding special items, other charges and non-cash, net mark-to-market gains	11.04	13.15	(16.0)
Mainline excluding special items, other charges, non-cash, net mark-to-market gains and fuel	7.85	7.94	(1.1)
Regional affiliates	16.23	20.31	(20.1)
Consolidated	11.25	16.96	(33.7)
Consolidated excluding special items, other charges and non-cash, net mark-to-market gains	11.67	13.88	(15.9)
Consolidated excluding special items, other charges, non-cash, net mark-to-market gains and fuel	8.38	8.40	(0.2)

Mainline unit loss (cents) (b)	(0.33)	(4.32)	(92.4)
Mainline unit earnings excluding special items, other charges, non-cash, net mark-to-market gains and fuel (in cents) (b)	2.39	4.32	(44.7)

Number of aircraft in operating fleet at end of period
Mainline	386	457	(15.5)
Regional affiliates	296	276	7.2

Consolidated	682	733	(7.0)

Other Statistics
Mainline average price per gallon of jet fuel (cents)	151.1	303.7	(50.2)
Mainline average price per gallon of jet fuel excluding non-cash, net mark-to-market (gains) losses (cents)	202.3	323.0	(37.4)
Mainline average full-time equivalent employees (thousands)	44.3	51.9	(14.6)
Mainline ASMs per equivalent employee — productivity (thousands)	1,389	1,347	3.1
Average stage length (in miles)
Mainline	1,430	1,404	1.9
Regional affiliates	477	457	4.4
Mainline fleet utilization (in hours and minutes)	10:39	10:56	(2.6)

(a)	Mainline includes United Air Lines, Inc. scheduled and chartered jet operations. Regional affiliates include operations from regional carriers with whom the Company has entered into capacity purchase agreements to provide jet and turboprop operations branded as United Express.

(b)	Unit earnings are calculated as RASM minus CASM.

NM — Not meaningful